EXHIBIT 21.1


                                  SUBSIDIARIES


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                                                                                                                Jurisdiction of
                 Subsidiary                                Direct Owner                   % Ownership            Incorporation
                 ----------                                ------------                   -----------            -------------
Camelot Music, Inc.                                Camelot Music Holdings, Inc.               100                Pennsylvania*
Camelot Distribution Co., Inc.                          Camelot Music, Inc.                   100                   Delaware
Camelot Midwest Region, Inc.                            Camelot Music, Inc.                   100                  Delaware*
Camelot Northeast Region, Inc.                          Camelot Music, Inc.                   100                  Delaware*
Camelot Southeast Region, Inc.                          Camelot Music, Inc.                   100                  Delaware*
Camelot Western Region, Inc.                            Camelot Music, Inc.                   100                  Delaware*
Grapevine Records and Tapes, Inc.                       Camelot Music, Inc.                   100                     Ohio


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*        Does business under the name "Camelot" and "Camelot Music."